Exhibit 4 (ll)

DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

As of November 24, 2021, Becton, Dickinson and Company (“BD”) has (i) common stock, par value $1.00 (the “common stock”), (ii) depositary shares (the “depository shares”), each of which represents a 1/20th interest in a share of 6.00% mandatory convertible preferred stock, series B, par value $1.00 per share (the “mandatory convertible preferred stock”), (iii) the 1.000% notes due 2022 (the “1.000% 2022 notes”), (iv) the 0.000% notes due 2023 (the “0.000% 2023 notes”), (v) the 1.401% notes due 2023 (the “1.401% 2023 notes”), (vi) the 0.034% notes due 2025 (the “0.034% 2025 notes”), (vii) the 3.020% notes due 2025 (the “3.020% 2025 notes”) and (viii) the 1.900% notes due 2026 (the “1.900% 2026 notes,” and together with the 1.000% 2022 notes, the 0.000% 2023 notes, the 1.401% 2023 notes, the 0.034% 2025 notes and the 3.020% 2025 notes, the “BD notes”) registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As used in the “Description of Capital Stock of Becton, Dickinson and Company” section, the “Description of the Debt Securities of Becton, Dickinson and Company” section and the “Description of Depositary Shares of Becton, Dickinson and Company,” the terms “BD,” “we,” “us,” and “our” refer to BD and not its subsidiaries.

As of November 24, 2021, Becton Dickinson Euro Finance S.à r.l. (“Becton Finance”) has (i) the 0.632% notes due 2023 (the “0.632% 2023 notes”), (ii) the 1.208% notes due 2026 (the “1.208% 2026 notes”) and (iii) the 1.213% notes due 2036 (the “1.213% 2036 notes,” and together with the 0.632% 2023 notes and the 1.208% 2026 notes, the “Becton Finance notes”) registered under Section 12 of the Exchange Act. The BD notes and Becton Finance notes are collectively referred to herein as the “notes.” As used in the “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the terms “Becton Finance,” “we,” “us,” and “our” refer to Becton Finance and not its subsidiaries.

The following descriptions of the common stock, the depository shares, the mandatory convertible preferred stock and the notes are summaries and do not purport to be complete. The descriptions of the common stock and the mandatory convertible preferred stock are subject to and qualified in their entirety by reference to BD’s restated certificate of incorporation, as amended (the “restated certificate of incorporation”), and BD’s amended and restated by-laws (the “by-laws”). The description of the depositary shares is subject to and qualified in its entirety by the deposit agreement among BD, Computershare Inc. and its wholly owned subsidiary Computershare Trust Company, N.A., jointly acting as bank depositary, and the holders from time to time of the depositary shares (the “deposit agreement”). The description of the BD notes is subject to and qualified in its entirety by reference to the indenture, dated as of March 1, 1997, between BD and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the “BD indenture”). The description of the Becton Finance notes is subject to and qualified in its entirety by reference to the indenture, dated as of May 17, 2019, among Becton Finance, as issuer, BD, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Becton Finance indenture”). The restated certificate of incorporation, the by-laws, the deposit agreement, the BD indenture and the Becton Finance indenture are each exhibits to the Annual Report on Form 10-K of which this Exhibit 4.23 is a part. We encourage you to read the restated certificate of incorporation, the by-laws, the deposit agreement, the BD indenture, the Becton Finance indenture and the applicable provisions of New Jersey law.

DESCRIPTION OF CAPITAL STOCK OF BECTON, DICKINSON AND COMPANY
General
Under the restated certificate of incorporation, we have 640,000,000 shares of authorized common stock, $1.00 par value per share and 5,000,000 shares of authorized preferred stock, $1.00 par value per share, of which we have outstanding 1,500,000 shares of our mandatory convertible preferred stock.
Our by-laws also provide that only the Chairman of the Board, the Chief Executive Officer, the board of directors or shareholders who collectively own 25% or more of the voting power of BD’s outstanding stock entitled to vote on the matters to be brought may call special meetings of the stockholders.
Common Stock
Listing
Our outstanding shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “BDX.” Any additional common stock we issue also will be listed on the NYSE.

Dividends
Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. We pay dividends on our common stock only if we have paid or provided for dividends on any outstanding series of preferred stock for all prior periods.
Voting
Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors may provide in the future with respect to any class or series of preferred stock that the board of directors may hereafter authorize.
Fully Paid
Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.
Other Rights
We notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.
Mandatory Convertible Preferred Stock
Ranking
The mandatory convertible preferred stock, with respect to dividend rights and the rights to distribution of assets upon our liquidation, winding-up or dissolution, ranks:
•senior to our common stock and to each other class of capital stock or series of preferred stock established after the original issue date of the mandatory convertible preferred stock (which we refer to as the “issue date”), the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the mandatory convertible preferred stock as to dividend rights and/or rights to distribution of assets upon our liquidation, dissolution or winding-up (which we refer to collectively as “junior stock”);
•equally with any class of capital stock or series of preferred stock established after the issue date, the terms of which expressly provide that such class or series will rank equally with the mandatory convertible preferred stock as to dividend rights and/or rights to distribution of assets upon our liquidation, dissolution or winding-up, in each case without regard to whether dividends accrue cumulatively or non-cumulatively (which we refer to collectively as “parity stock”);
•junior to each class of capital stock or series of preferred stock established after the issue date, the terms of which expressly provide that such class or series will rank senior to the mandatory convertible preferred stock as to dividend rights and/or rights to distribution of assets upon our liquidation, dissolution or winding-up; and
•junior to our existing and future indebtedness and other liabilities (including trade payables).
In addition, the mandatory convertible preferred stock, with respect to dividend rights or rights to distribution of assets upon our liquidation, winding-up or dissolution, is structurally subordinated to existing and future indebtedness of our subsidiaries.
Dividends
Subject to the rights of holders of any class or series of our capital stock ranking senior to the mandatory convertible preferred stock with respect to dividends, holders of shares of the mandatory convertible preferred stock are entitled to receive, when, as and if declared by our board of directors or an authorized committee of our board of directors and to the extent lawful, cumulative dividends at an annual rate of 6.00% of the initial liquidation preference of

$1,000 per share of mandatory convertible preferred stock (equivalent to $60 per year per share). We may pay such dividends in cash, by delivery of shares of our common stock or by payment or delivery, as the case may be, of any combination of cash and our common stock, at our election, as described under “—Method of payment of dividends” below. If declared, dividends on the mandatory convertible preferred stock are payable quarterly on the first business day of each of March, June, September and December of each year, commencing on September 1, 2020 and ending on June 1, 2023 (each, a “dividend payment date”), at such annual rate, and accumulate from the most recent date as to which dividends have been paid, whether or not in any dividend period or periods there have been funds or stock lawfully available for the payment of such dividends. If a dividend payment date falls on any day other than a business day, declared dividends for such dividend payment date are payable on the first business day immediately following such dividend payment date, without any interest, dividends or other payment in lieu of interest accruing with respect to this delay. A “dividend period” refers to a period commencing on, and including, a dividend payment date (or if no dividend payment date has occurred, commencing on, and including, the issue date), and ending on, and including, the day immediately preceding the next succeeding dividend payment date.
A “business day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. Any accumulated and unpaid dividends from any preceding dividend period can be declared and paid on a date determined by the board of directors or an authorized committee of our board of directors in its sole discretion.
Dividends are payable to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the 15th calendar day of the month immediately preceding the month in which such dividend payment falls or such other record date fixed by our board of directors or any duly authorized committee thereof that is not more than 60 nor less than 10 days prior to such dividend payment date, but only to the extent a dividend has been declared to be payable on such dividend payment date (each, a “regular record date”), except that dividends payable on the mandatory conversion date, as defined below, are payable to the holders presenting the mandatory convertible preferred stock for conversion. The regular record date applies regardless of whether it is a business day.
Dividends payable on the mandatory convertible preferred stock for each full dividend period are computed by dividing the annual dividend rate by four. Dividends payable on the mandatory convertible preferred stock for any period other than a full dividend period are prorated based upon the actual number of days elapsed during the period and computed on the basis of a 360-day year consisting of twelve 30-day months. Each quarterly dividend on the mandatory convertible preferred stock, when, as and if declared, are $15.00 per share (based on the annual dividend rate of 6.00% and an initial liquidation preference of $1,000 per share). Accumulated dividends on shares of mandatory convertible preferred stock do not bear interest if they are paid subsequent to the applicable dividend payment date.
No dividend is declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of mandatory convertible preferred stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sum of cash or number of shares sufficient for the payment thereof has been set apart, for the payment of such dividends, upon all outstanding shares of the mandatory convertible preferred stock.
No dividend is paid upon any outstanding shares of mandatory convertible preferred stock unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the mandatory convertible preferred stock. Our ability to declare and pay dividends and make other distributions with respect to our capital stock, including the mandatory convertible preferred stock, may be restricted by the terms of financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends may be limited by applicable New Jersey law.
Method of payment of dividends
Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the mandatory convertible preferred stock (either for a current dividend period or for any prior dividend period), including in connection with the payment of declared and unpaid dividends pursuant to the provisions described under “—Conversion rights—Mandatory conversion,” “—Conversion rights—Early conversion at the option of the holder,” and “—Conversion rights—Early conversion at the option of the holder upon a fundamental change,” determined in our sole discretion:
•in cash;
•by delivery of shares of our common stock; or

•through payment or delivery, as the case may be, of any combination of cash and shares of our common stock;
provided that in the case of conversion upon and following a fundamental change that is a reorganization event (as defined below), dividends otherwise payable in shares of our common stock may be paid by delivery of units of exchange property, as described under “—Recapitalizations, reclassifications and changes of our common stock”; and provided further, that if our board of directors may not lawfully authorize payment of all or any portion of such accumulated and unpaid dividends in cash, it is required to authorize payment of such dividends in shares of our common stock or units of exchange property, as the case may be, if lawfully permitted to do so.
We intend to make each payment of a declared dividend on the shares of mandatory convertible preferred stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give holders of the mandatory convertible preferred stock notice of any such election and the portion of such payment to be made in cash, if any, and the portion that will be made in shares of our common stock no later than 10 scheduled trading days (as defined below) prior to the dividend payment date for such dividend; provided that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash. If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the average VWAP per share of our common stock over the five consecutive trading day (as defined below) period beginning on and including the seventh scheduled trading day (as defined below) prior to the applicable dividend payment date (the “dividend payment average price”). If the relevant dividend payment date occurs on or prior to the last trading day of such five consecutive trading day period, delivery of the shares of our common stock owed in respect of the dividend due on such dividend payment date will be deferred until the business day immediately following the last trading day of such five consecutive trading day period.
However, in no event will the number of shares of our common stock delivered in connection with any dividend, including any dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $84.00, which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash exceeds the product of the number of shares of our common stock delivered in connection with such dividend and 97% of the dividend payment average price, we will, if we are legally able to do so, pay such excess amount in cash.
No fractional shares of our common stock will be delivered to the holders of the mandatory convertible preferred stock in payment or partial payment of a dividend. We will instead pay a cash adjustment (computed to the nearest cent) based on the dividend payment average price with respect to such dividend.
To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of shares of our common stock issued as payment of dividends on the shares of mandatory convertible preferred stock (including dividends paid in connection with a conversion) or resales of such shares by holders thereof that are not “affiliates” of ours (and have not been our “affiliates” during the immediately preceding three months) for purposes of the Securities Act of 1933, as amended (the “Securities Act”), we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of our common stock have been resold thereunder and such time as all such shares would be freely tradable pursuant to Rule 144 under the Securities Act without registration by holders thereof that are not “affiliates” of ours (and have not been our “affiliates” during the immediately preceding three months) for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have such shares of our common stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on the NYSE (or if shares of our common stock are not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which shares of our common stock are then listed).
Definitions
For purposes of this section, the following terms have the meanings set forth below:
“Volume weighted average price” or “VWAP” per share of our common stock on any trading day means such price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page BDX <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” means, for any period, the average of the volume weighted average prices for each trading day in such period.
A “trading day” is any day on which:
•there is no market disruption event (as defined below); and
•the NYSE is open for trading, or, if our common stock (or any other security into which the mandatory convertible preferred stock becomes convertible in connection with any reorganization event) is not listed on the NYSE, any day on which the principal national securities exchange on which our common stock (or such other security) is listed is open for trading, or, if the common stock (or such other security) is not listed on a national securities exchange, any business day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system.

A “market disruption event” means any of the following events:
•any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock (or any other security into which the mandatory convertible preferred stock becomes convertible in connection with any reorganization event) or in futures or option contracts relating to our common stock (or such other security) on the relevant exchange or quotation system;
•any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, our common stock (or any other security into which the mandatory convertible preferred stock becomes convertible in connection with any reorganization event) on the relevant exchange or quotation system or futures or options contracts relating to our common stock (or such other security) on any relevant exchange or quotation system; or
•the failure to open of one of the exchanges or quotation systems on which futures or options contracts relating to our common stock (or any other security into which the mandatory convertible preferred stock becomes convertible in connection with any reorganization event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.
For purposes of the first two bullets of the definition of “market disruption event” above, the relevant exchange or quotation system is the NYSE; provided that if our common stock (or any other security into which the mandatory convertible preferred stock becomes convertible in connection with any reorganization event) is not listed on the NYSE, such relevant exchange or quotation system will be the principal national securities exchange on which our common stock (or such other security) is then listed for trading.
A “scheduled trading day” is any day that is scheduled to be a trading day, except that if our common stock is not listed on a national securities exchange, “scheduled trading day” means a business day.
Dividend stopper
So long as any share of mandatory convertible preferred stock remains outstanding:
•no dividend or distribution will be declared or paid on our common stock or any other shares of junior stock, except dividends payable solely in shares of our common stock or other junior stock or rights to acquire the same;
•no dividend or distribution will be declared or paid on our parity stock, except as provided below; and
•no common stock, junior stock or parity stock will be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries, in each case, unless all accumulated and unpaid dividends for all past dividend periods, including the latest completed dividend period, on all outstanding shares of the mandatory convertible preferred stock have been or are contemporaneously declared and paid in full (or have been declared and a sufficient sum of cash and/or number of shares of our common stock for the payment thereof has been set aside for the benefit of the holders of shares of the mandatory convertible preferred stock on the applicable regular record date).
The limitations on distributions described in the immediately preceding paragraph do not apply to:
•redemptions, purchases or other acquisitions of shares of our common stock or other junior stock in connection with the administration of any employee benefit plan or other incentive plan, including employment contracts, in the ordinary course of business (including purchases of shares of our common stock in lieu of tax withholding and purchases of shares to offset the share dilution amount (as defined below) pursuant to a publicly announced repurchase plan); provided that any purchases to offset the share dilution amount cannot exceed the share dilution amount;
•any dividends or distributions of rights or junior stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;
•purchases of shares of common stock or junior stock pursuant to contractually binding requirements to buy the same existing prior to the preceding dividend period;
•the acquisition by us or any of our subsidiaries of record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and
•any exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation preference) or junior stock and, in each case, the payment of cash solely in lieu of fractional shares.
“Share dilution amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of our consolidated financial statements most recently filed with the SEC prior to the issue date) resulting from the grant, vesting or exercise of equity-based compensation to employees, directors or consultants and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
When dividends are not declared and paid (or declared and a sufficient sum of cash and/or number of shares of our common stock for payment thereof set aside for the benefit of the holders thereof on the applicable regular record date) on any dividend payment date (or, in the case of parity stock having dividend payment dates different from such dividend payment dates, on a dividend payment date falling within a dividend period related to such dividend payment date) in full upon the mandatory convertible preferred stock and any shares of parity stock, all dividends declared on the mandatory convertible preferred stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from such dividend payment dates, on a dividend payment date falling within a dividend period related to such dividend payment date) are declared and paid pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the mandatory convertible preferred stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from such dividend payment dates, on a dividend payment date falling within a dividend period related to such dividend payment date) (subject to their having been declared by our board of directors or a duly authorized committee of our board of directors out of lawfully available funds and including, in the case of parity stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If our board of directors or a duly authorized committee of our board of directors determines not to declare and pay any dividend or a full dividend on a dividend payment date, we will provide 10 business days’ written notice to the holders of the mandatory convertible preferred stock prior to such dividend payment date, or as reasonably practicable thereafter.
Subject to the foregoing, dividends (payable in cash, securities or other property) as may be determined by our board of directors or any duly authorized committee of our board of directors may be declared and paid on any securities, including our common stock and other junior stock, from time to time out of any funds lawfully available for such payment, and holders of the mandatory convertible preferred stock are not entitled to participate in any such dividends.
No optional redemption
The mandatory convertible preferred stock is not be redeemable or subject to any sinking fund or other similar provision. However, at our option, we may purchase or otherwise acquire (including in an exchange transaction) the mandatory convertible preferred stock from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.
Conversion rights
Mandatory conversion
Each outstanding share of the mandatory convertible preferred stock will automatically convert on June 1, 2023 (the “mandatory conversion date”) into a number of shares of our common stock equal to the conversion rate described below, unless such share of the mandatory convertible preferred stock has been converted in the manner described in “—Early conversion at the option of the holder” or “—Early conversion at the option of the holder upon a fundamental change”; provided that if the mandatory conversion date is not a business day, the mandatory conversion date will be postponed to the following business day and; provided, further, that if any scheduled trading day during the period used to determine the applicable market value pursuant to the definition below is not a trading day, the mandatory conversion date will be postponed by the number of such scheduled trading days that are not trading days during such period.
The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of the mandatory convertible preferred stock on the applicable conversion date (excluding shares of common stock, if any, issued in respect of accumulated and unpaid dividends), will be as follows:
•if the applicable market value of our common stock is equal to or greater than $288.00, which we refer to as the “threshold appreciation price,” then the conversion rate will be 3.4722 shares of our common stock per share of mandatory convertible preferred stock (the “minimum conversion rate”), which is equal to $1,000 divided by the threshold appreciation price;
•if the applicable market value of our common stock is less than the threshold appreciation price but greater than $240.00 (i.e., the initial price), then the conversion rate will be equal to $1,000 divided by the applicable market value of our common stock; or
•if the applicable market value of our common stock is less than or equal to the initial price, then the conversion rate will be 4.1666 shares of common stock per share of mandatory convertible preferred stock, which we refer to as the “maximum conversion rate,” which is equal to $1,000 divided by the initial price.
We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.”
If prior to the mandatory conversion date we have not declared all or any portion of the accumulated dividends on the mandatory convertible preferred stock, the conversion rate will be adjusted so that holders will receive an additional number of shares of our common stock equal to the amount of such accumulated dividends (the “additional conversion amount”) divided by the greater of the floor price and 97% of the dividend payment average price. To the extent that the additional conversion amount exceeds the product of such number of additional shares and the applicable market value, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata to the holders of the mandatory convertible preferred stock.
The “applicable market value” of our common stock is the average VWAP per share of our common stock for the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day prior to the mandatory conversion date.
The initial price is $240.00. The threshold appreciation price is $288.00, which represents approximately a 20% appreciation over the initial price. Each of the fixed conversion rates, the initial price, the threshold appreciation price, the floor price and the applicable market value are subject to adjustment as described under “—Conversion rate adjustments” below.
Based on the foregoing, if the market price of our common stock on the mandatory conversion date (subject to postponement as described above) is the same as the applicable market value, the aggregate market value of the shares of our common stock a holder of mandatory convertible preferred stock receives upon mandatory conversion (other than any shares of our common stock received in connection with any dividend payment) will be:
•greater than the initial liquidation preference of the mandatory convertible preferred stock, if the applicable market value is greater than the threshold appreciation price;

•equal to the initial liquidation preference of the mandatory convertible preferred stock, if the applicable market value is less than or equal to the threshold appreciation price and greater than or equal to the initial price; and
•less than the initial liquidation preference of the mandatory convertible preferred stock, if the applicable market value is less than the initial price.
Early conversion at the option of the holder
Holders of the mandatory convertible preferred stock have the right to convert the mandatory convertible preferred stock, in whole or in part (but in no event less than one share of mandatory convertible preferred stock), at any time prior to the mandatory conversion date, other than during the fundamental change conversion period (as defined below), into shares of our common stock at the minimum conversion rate of 3.4722 shares of our common stock per share of the mandatory convertible preferred stock, subject to adjustment as described under “—Conversion rate adjustments” below.
If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate for such early conversion will be adjusted so that holders converting their shares of mandatory convertible preferred stock at such time receive an additional number of shares of our common stock equal to such amount of accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of our common stock over the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day prior to the early conversion date (the “early conversion average price”). If, in respect of any early conversion date, the third business day immediately following such early conversion date occurs on or prior to the last trading day of such 20 consecutive trading day period, delivery of the shares of our common stock owed in respect of such early conversion will be deferred until the business day immediately following the last trading day of such 20 consecutive trading day period. To the extent that the cash amount of the accumulated and unpaid dividends for prior dividend periods ending on a dividend payment date prior to the relevant early conversion date exceeds the product of the number of additional shares added to the conversion rate and the early conversion average price, we will not have any obligation to pay the shortfall in cash.
Except as described above, upon any optional conversion of any mandatory convertible preferred stock, we will make no payment or allowance for unpaid dividends on such mandatory convertible preferred stock, unless such early conversion date occurs after the regular record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares of mandatory convertible preferred stock as of such regular record date, as described under “—Dividends” above.
Early conversion at the option of the holder upon a fundamental change
If a “fundamental change” (as defined below) occurs on or prior to the mandatory conversion date, holders of the mandatory convertible preferred stock have the right to:
1.    convert their mandatory convertible preferred stock, in whole or in part (but in no event less than one share of mandatory convertible preferred stock ):
(i)    into shares of our common stock at the conversion rate determined using the table below (the “fundamental change conversion rate”); or
(ii)    into units of exchange property based on the fundamental change conversion rate if the fundamental change also constitutes a reorganization event described under “Recapitalizations, reclassifications and changes of our common stock”;
2.    with respect to such converted shares, receive a fundamental change dividend make-whole amount (as defined below) payable in cash or shares of our common stock (or, if applicable, units of exchange property); and
3.    with respect to such converted shares, receive the accumulated dividend amount (as defined below) payable in cash or shares of our common stock (or, if applicable, units of exchange property).

subject, in the case of clauses (2) and (3) above, to certain limitations with respect to the number of shares of our common stock that we are required to deliver, all as described below in “—Fundamental change dividend make-whole amount and accumulated dividend amount.”
Notwithstanding clauses (2) and (3) above, if the effective date of a fundamental change or the relevant fundamental change conversion date falls during a dividend period for which we have declared a dividend on the mandatory convertible preferred stock, we will pay such dividend on the relevant dividend payment date to the holders of record on the immediately preceding regular record date, as described in “—Dividends.” In such case the accumulated dividend amount will not include the amount of such dividend, and the fundamental change dividend make-whole amount will not include the present value of such dividend.
To exercise this right, holders must submit their mandatory convertible preferred stock for conversion at any time during the period (the “fundamental change conversion period”) from, and including, the effective date of such fundamental change (as defined below) (the “effective date”) to, but excluding, the earlier of (x) the mandatory conversion date and (y) the date selected by us that is not less than 30 and not more than 60 calendar days after the effective date (the “fundamental change conversion date”). Holders of mandatory convertible preferred stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their mandatory convertible preferred stock at the fundamental change conversion rate or to receive the fundamental change dividend make-whole amount or, in connection with the fundamental change, the accumulated dividend amount.
We will notify holders, to the extent practicable, at least 20 calendar days prior to the anticipated effective date of such fundamental change, but in any event not later than two business days following our becoming aware of the occurrence of a fundamental change; provided that we will not be required to deliver such notice before such date that we would otherwise be required to deliver notice pursuant to the applicable securities laws or the rules of any securities exchange on which shares of our common stock are then traded (the “fundamental change company notice”). Such fundamental change company notice will state, among other things, whether we have elected to satisfy all or any portion of accumulated and unpaid dividends through the delivery of shares of our common stock or units of exchange property, as the case may be, and, if so, the portion thereof (as a percentage) that will be satisfied through the delivery of shares of our common stock or units of exchange property.
The table below sets forth the fundamental change conversion rate per share of mandatory convertible preferred stock based on the effective date of the fundamental change and the stock price paid (or deemed paid) per share of our common stock in the fundamental change (as described below).

Effective date	$120.00	$140.00	$160.00	$180.00	$200.00	$220.00	$240.00	$250.00	$260.00	$270.00	$288.00	$300.00	$325.00	$350.00	$400.00
June 1, 2021	3.8744	3.8653	3.8323	3.7832	3.7259	3.6673	3.6122	3.5869	3.5635	3.5420	3.5082	3.4891	3.4573	3.4348	3.4095
June 1, 2022	4.0323	4.0343	4.0149	3.9711	3.9057	3.8270	3.7452	3.7060	3.6691	3.6348	3.5813	3.5517	3.5044	3.4735	3.4438
June 1, 2023	4.1666	4.1666	4.1666	4.1666	4.1666	4.1666	4.1666	3.9999	3.8461	3.7036	3.4721	3.4722	3.4722	3.4722	3.4722
The exact stock price and effective date may not be set forth in the table, in which case:
•if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;
•if the stock price is greater than $400.00 per share (subject to adjustment as described below), then the fundamental change conversion rate will be the minimum conversion rate, subject to adjustment as set forth under “—Conversion rate adjustments”; and
•if the stock price is less than $120.00 per share (subject to adjustment as described below) (the “minimum stock price”), then the fundamental change conversion rate will be determined as if the stock price equaled the minimum stock price, and if the effective date is between two dates on the table, using straight-line interpolation, as described herein, subject to adjustment.
The “stock price” in the fundamental change will equal:
•in the case of a fundamental change described in clause (2) of the definition of “fundamental change” below in which the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; and

•otherwise, the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the fundamental change (the “fundamental change market value”).
The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the mandatory convertible preferred stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth under “Conversion rate adjustments.”
A “fundamental change” is deemed to have occurred if any of the following occurs:
(1)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock or we otherwise become aware of such ownership;
(2)    the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of our common stock) as a result of which our common stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock is converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly-owned subsidiaries; provided that, with respect to clause (B), any transaction pursuant to which the holders of 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all capital stock (or other securities issued in such transaction) entitled to vote generally in elections of directors of the continuing or surviving person or the parent entity thereof immediately after giving effect to such transaction, in substantially the same proportions as such ownership immediately prior to such transaction will not constitute a fundamental change;
(3)    our stockholders approve any plan or proposal for the liquidation or dissolution of us; or
(4)    our common stock (or, following a reorganization event (as defined below), any common stock, depositary receipts or other securities representing common equity interests into which the mandatory convertible preferred stock becomes convertible in connection with such reorganization event) ceases to be listed on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or another U.S. national securities exchange.
A transaction or transactions described in clause (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares or pursuant to appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or another U.S. national securities exchange, or will be so listed when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the mandatory convertible preferred stock becomes convertible into such consideration, excluding cash payments for fractional shares. For the purposes of this definition of “fundamental change,” any transaction or event that constitutes a fundamental change under both clause (1) and clause (2) above will be deemed to constitute a fundamental change solely under clause (2) of this definition of “fundamental change.”
Fundamental change dividend make-whole amount and accumulated dividend amount
For any shares of mandatory convertible preferred stock that are converted during the fundamental change conversion period, in addition to the common stock issuable upon conversion at the fundamental change conversion rate, we may, at our option:

(1)    pay holders in cash, to the extent we are legally permitted to do so and not prohibited by the terms of our indebtedness, the present value, computed using a discount rate of 5.00% per annum, of all dividend payments on such holders’ shares of mandatory convertible preferred stock for all the remaining dividend periods (excluding any accumulated and unpaid dividends for all dividend periods ending on or prior to the dividend payment date preceding the effective date of the fundamental change as well as dividends accumulated to the effective date of the fundamental change) from such effective date to but excluding the mandatory conversion date (the “fundamental change dividend make-whole amount”);
(2)    increase the number of shares of common stock to be issued on conversion by a number equal to (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the stock price; or
(3)    pay the fundamental change dividend make whole amount in a combination of cash and shares of our common stock in accordance with the provisions of clauses (1) and (2) above.
In addition, for any shares of mandatory convertible preferred stock that are converted during the fundamental change conversion period, to the extent that, as of the effective date of the fundamental change, we have not declared any or all of the accumulated dividends on the mandatory convertible preferred stock as of such effective date (including accumulated and unpaid dividends for all dividend periods ending on or prior to the dividend payment date preceding the effective date of the fundamental change as well as dividends accumulated to the effective date of the fundamental change, the “accumulated dividend amount”), holders who convert mandatory convertible preferred stock within the fundamental change conversion period will be entitled to receive such accumulated dividend amount upon conversion. The accumulated dividend amount will be payable at our election in either:
•cash, to the extent we are legally permitted to do so and not prohibited by the terms of our indebtedness;
•an additional number shares of our of common stock equal to (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the stock price; or
•a combination of cash and shares of our common stock in accordance with the provisions of the preceding two bullets.
We will pay the fundamental change dividend make-whole amount and the accumulated dividend amount in cash, except to the extent we elect on or prior to the second business day following the effective date of a fundamental change (as further described in, and subject to, the next paragraph) to make all or any portion of such payments in shares of our common stock. In addition, if we elect to deliver shares of our common stock in respect of all or any portion of the fundamental change dividend make-whole amount or accumulated dividend amount, to the extent that the fundamental change dividend make-whole amount or the accumulated dividend amount or any portion thereof paid by delivery of shares of our common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the stock price, we will, if we are legally able to do so, declare and pay such excess amount in cash.
Not later than the second business day following the effective date of a fundamental change (or, if we provide notice to holders of the fundamental change after the effective date of a fundamental change as described above, on the date we give holders notice of the effective date of a fundamental change), we will notify holders of:
•the fundamental change conversion rate;
•the fundamental change dividend make-whole amount and whether we will satisfy such amount through the payment of cash, the delivery of shares of our common stock or a combination thereof, specifying the combination, if applicable; and
•the accumulated dividend amount as of the effective date of the fundamental change and whether we will satisfy such amount through the payment of cash, the delivery of shares of our common stock or a combination thereof, specifying the combination, if applicable.
Our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash or shares of our common stock or any combination thereof) could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion procedures
Any outstanding shares of mandatory convertible preferred stock automatically convert into shares of our common stock on the mandatory conversion date (subject to postponement as described above under “—Mandatory conversion”). The person or persons entitled to receive the shares of our common stock issuable upon conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date (subject to postponement as described above under “—Mandatory conversion”). Except as provided under “—Conversion rate adjustments”, prior to 5:00 p.m., New York City time, on the mandatory conversion date, the shares of our common stock issuable upon conversion of the mandatory convertible preferred stock will not be outstanding for any purpose and holders of the mandatory convertible preferred stock have no rights with respect to such shares of common stock, including, without limitation, voting rights, rights to participate in tender offers and rights to receive any dividends or other distributions on our common stock, in each case by virtue of holding the mandatory convertible preferred stock.
If a holder elects to convert its shares of mandatory convertible preferred stock prior to the mandatory conversion date, in the manner described in “—Early conversion at the option of the holder,” or “—Early conversion at the option of the holder upon a fundamental change,” the holder must observe the following conversion procedures:
•if the shares of mandatory convertible preferred stock are in global form, to convert its shares of mandatory convertible preferred stock a holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer taxes or duties, if any; or
•if the shares of mandatory convertible preferred stock are held in certificated form, such holder must comply with certain procedures set forth in our restated certificate of incorporation or the certificate of amendment establishing the terms of the mandatory convertible preferred stock (the “certificate of amendment”).
The conversion date will be the date on which the converting holder has satisfied the foregoing requirements. A holder who converts its shares of mandatory convertible preferred stock is not be required to pay any taxes or duties relating to the issuance or delivery of shares of our common stock if such holder exercises its conversion rights, but such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the shares of common stock in a name other than its own.
Shares of common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and will be issued on the later of the third business day immediately succeeding the conversion date and the business day after such holder has paid in full all applicable taxes and duties, if any.
The person or persons entitled to receive the common stock issuable upon conversion of the mandatory convertible preferred stock prior to the mandatory conversion date will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Except as provided under “—Conversion rate adjustments”, prior to 5:00 p.m., New York City time, on the applicable conversion date, the common stock issuable upon conversion of the mandatory convertible preferred stock will not be outstanding for any purpose and a holder of the mandatory convertible preferred stock will have no rights with respect to such common stock, including voting rights, rights to participate in tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the mandatory convertible preferred stock. No fractional shares of our common stock will be issued to holders of shares of the mandatory convertible preferred stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable upon conversion (including in connection with a dividend payment), that holder will be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of our common stock on the trading day immediately preceding the applicable conversion date. If more than one share of the mandatory convertible preferred stock is surrendered for conversion at one time by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of the mandatory convertible preferred stock so surrendered.
Conversion rate adjustments
Each fixed conversion rate will be adjusted from time to time as follows:
(i)    If we issue our common stock as a dividend or distribution to all or substantially all holders of our common stock, or if we effect a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of our common stock, each fixed conversion rate will be adjusted based on the following formula:

CR1 = CR0x	OS1
OS0
Where,

CR0	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date (as defined below) for such dividend or distribution or immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be;

CR1	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on such record date or immediately after 9:00 a.m., New York City time, on such effective date, as the case may be;

OS0	the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date or immediately prior to 9:00 a.m., New York City time, on such effective date, as the case may be, and prior to giving effect to such event; and

OS1	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.
Any adjustment made under this clause (i) will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this clause (i) is declared but not so paid or made, each fixed conversion rate will be immediately readjusted, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the fixed conversion rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.
(ii)    If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period expiring 60 calendar days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of our common stock at less than the average VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance, each fixed conversion rate will be increased based on the following formula:

CR1 = CR0x	(OS0 + X)
(OS0 + Y)
where,

CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such issuance;
CR1	=	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on such record date;
OS0	=	the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date;
X	=	the number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=	the aggregate price payable to exercise such rights, options or warrants, divided by the average VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance.
Any increase in the fixed conversion rates made pursuant to this clause (ii) will become effective immediately after 5:00 p.m., New York City time, on the record date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each fixed conversion rate will be decreased, effective as of the date of such expiration or termination, to the fixed conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, each fixed conversion rate will be decreased, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the fixed conversion rate that would then be in effect if such issuance had not been announced.
For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than average VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, we will take into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by our board of directors or a duly authorized committee thereof, which determination will be final.
(i)    If we pay a dividend or other distribution to all or substantially all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets, excluding:
(a)    any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (i) or (ii) above;
(b)    dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (iv) below;
(c)    “spin-offs” as to which the provisions set forth below in this clause (iii) apply; and
(d)    any dividends or distributions in connection with a reorganization event that is included in exchange property (as described below), then each fixed conversion rate will be increased based on the following formula:

CR1 = CR0x	SP0
SP0 - FMV

CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution;
CR1	=	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on such record date;
SP0	=	the average VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
FMV	=	the fair market value (as determined in good faith by our board of directors or a duly authorized committee thereof, which determination will be final) on the ex-dividend date for such dividend or distribution of shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets, expressed as an amount per share of our common stock.
If our board of directors or a duly authorized committee thereof determines the “FMV” (as defined above) of any dividend or other distribution for purposes of this clause (iii) by referring to the actual or when-issued trading market for any securities, it will consider the prices in such market of such securities for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of shares of the mandatory convertible preferred stock will receive, in respect of each share thereof, at the same time and upon the same terms as holders of our common stock and solely as a result of holding shares of mandatory convertible preferred stock, the amount and kind of shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum conversion rate in effect immediately prior to the close of business on the ex-dividend date for such dividend or other distribution.
Any increase made under the portion of this clause (iii) above will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or other distribution. If such dividend or other distribution is not so paid or made, each fixed conversion rate will be decreased, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the fixed conversion rate that would then be in effect if the dividend or other distribution had not been declared.
If the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, then each fixed conversion rate will be increased based on the following formula:

CR1 = CR0x	FMV + MP)
MP
where,

CR0	=	the fixed conversion rate in effect at 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-dividend date for such dividend or distribution;
CR1	=	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-dividend date for such dividend or distribution;
FMV	=	the average VWAP per share of such capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading day period commencing on, and including, the ex- dividend date for such dividend or distribution; and
MP	=	the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the ex-dividend date for such dividend or distribution.
The adjustment to each fixed conversion rate under the immediately preceding paragraph will occur at 5:00 p.m., New York City time, on the 10th consecutive trading day immediately following, and including, the ex-dividend date for such dividend or distribution, but will be given effect as of 9:00 a.m., New York City time, on the date immediately following the record date for such dividend or distribution. Because we will make the adjustments to the fixed conversion rates at the end of the 10 consecutive trading day period with retroactive effect, we will delay the settlement of any conversion of shares of the mandatory convertible preferred stock if the conversion date occurs after the record date for such dividend or other distribution and prior to the end of such 10 consecutive trading day period. In such event, we will deliver the shares of common stock issuable in respect of such conversion (based on the adjusted fixed conversion rates as described above) on the first business day immediately following the last trading day of such 10 consecutive trading day period.
(iv)    we pay a distribution consisting exclusively of cash to all or substantially all holders of our common stock, excluding any regular quarterly cash dividends or distributions of up to $0.79 per share of our common stock (the “initial dividend threshold”), each fixed conversion rate will be increased based on the following formula:

CR1 = CR0x	SP0
(SP0 – C)

CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution;
CR1	=	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on the record date for such distribution;
SP0	=	the average VWAP per share of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
C	=
an amount of cash per share of our common stock we distribute to holders of our common stock; provided that in the case of a regular quarterly cash dividend or distribution, such amount will only include the amount of such dividend or distribution in excess of the initial dividend threshold.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of shares of the mandatory convertible preferred stock receives, in respect of each share thereof, at the same time and upon the same terms as holders of shares of our common stock and solely as a result of holding shares of mandatory convertible preferred stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution.
The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the fixed conversion rates; provided that no adjustment will be made to the initial dividend threshold for any adjustment made to the fixed conversion rates under this clause (iv).
Any adjustment to the fixed conversion rates pursuant to this clause (iv) will become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. If such distribution is not so paid, the fixed conversion rates will be decreased, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to pay such dividend and (b) the date such dividend was to have been paid, to the fixed conversion rates that would then be in effect if such distribution had not been declared.
(v)    If we or one or more of our subsidiaries purchases our common stock pursuant to a tender offer or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (excluding, for the avoidance of doubt, any securities convertible or exchangeable for our common stock, and except as provided below) and the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each fixed conversion rate will be increased based on the following formula:

CR1 = CR0x	(FMV+(SP1 x OS1))
(SP1 – OS0)
where,

CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the trading day next succeeding the expiration date;
CR1	=	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the trading day next succeeding the expiration date;
FMV	=	the fair market value (as determined in good faith by our board of directors or a duly authorized committee thereof) as of the expiration date of the aggregate value of all cash and any other consideration paid or payable for shares of our common stock validly tendered or exchanged and not withdrawn as of the expiration date (the “purchased shares”);
OS1	=	the number of shares of our common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”), less any purchased shares;
OS0	=	the number of shares of our common stock outstanding at the expiration time, including any purchased shares; and
SP1	=	the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.
The adjustment to each fixed conversion rate under the immediately preceding paragraph will occur at 5:00 p.m., New York City time, on the 10th consecutive trading day immediately following, and including, the trading day immediately following the expiration date, but will be given effect as of 9:00 a.m., New York City time, on the expiration date. Because we will make the adjustments to the fixed conversion rates at the end of the 10 consecutive trading day period with retroactive effect, we will delay the settlement of any conversion of shares of the mandatory convertible preferred stock if the conversion date occurs during such 10 consecutive trading day period. In such event, we will deliver the shares of common stock issuable in respect of such conversion (based on the adjusted fixed conversion rates as described above) on the first business day immediately following the last trading day of such 10 consecutive trading day period.
“Record date” means, solely for purposes of a conversion rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).
“Ex-dividend date” means the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question or, if applicable, from the seller of such common stock (in the form of due bills or otherwise) as determined by such exchange or market.
If we have in effect a stockholder rights plan while any shares of the mandatory convertible preferred stock remain outstanding, holders of shares of the mandatory convertible preferred stock receive, upon a conversion of shares of the mandatory convertible preferred stock, in addition to common stock, rights under our stockholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in our rights plan have separated from our common stock in accordance with the provisions of the applicable rights agreement so that holders of shares of the mandatory convertible preferred stock would not be entitled to receive any rights in respect of our common stock, if any, that we are required to deliver upon conversion of shares of the mandatory convertible preferred stock, each fixed conversion rate will be adjusted at the time of separation as if we had made a distribution to all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a rights plan will not trigger a conversion rate adjustment pursuant to paragraphs (ii) or (iii) above.
Notwithstanding the foregoing, no adjustment to the fixed conversion rates need be made if holders of shares of the mandatory convertible preferred stock participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding shares of the mandatory convertible preferred stock, as if such holders held a number of shares of our common stock equal to the maximum conversion rate as of the record date for such transaction, multiplied by the number of shares of the mandatory convertible preferred stock held by such holders.

The fixed conversion rates will not be adjusted under this “—Conversion Rate Adjustments” section except as provided above. Without limiting the foregoing, the fixed conversion rates will not be adjusted under this “—Conversion Rate Adjustments” section for:
•the issuance of any shares of our common stock (or rights with respect thereto) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;
•the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of ours or any of our subsidiaries;
•the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the issue date;
•a change solely in the par value of our common stock;
•stock repurchases that are not tender offers, including structured or derivative transactions;
•as a result of a tender offer solely to holders of fewer than 100 shares of our common stock;
•a tender or exchange offer by a person other than us or one or more of our subsidiaries; or
•the payment of dividends on the mandatory convertible preferred stock, whether in cash or in shares of our common stock.
All required calculations (including adjustments to the fixed conversion rates) will be made to the nearest cent or 1/10,000th of a share.
In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of our shares (or issuance of rights or warrants to acquire our shares) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.
We will be required, within 10 business days after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of mandatory convertible preferred stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.
Prior to the mandatory conversion date, no adjustment in a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the mandatory conversion date, an early conversion date and the effective date of a fundamental change, adjustments to the fixed conversion rates will be made with respect to any such adjustment carried forward that has not been taken into account before such date.
If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made (x) to the threshold appreciation price and the initial price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the conversion date and (y) to the floor price. Because (a) the applicable market value is an average VWAP per share of our common stock over a 20 consecutive trading day period, and (b) the fundamental change market value is an average VWAP per share of our common stock over a five consecutive trading day period, we will make appropriate adjustments (including, without limitation, to the VWAP per share used to calculate the applicable market value and the fundamental change market value, as the case may be) to account for any adjustments to the fixed conversion rates that become effective during the period in which the applicable market value or the fundamental change market value, as the case may be, is being calculated.
Recapitalizations, reclassifications and changes of our common stock
In the event of:

•any reclassification of our common stock (other than changes only in par value or resulting from a subdivision or combination);
•any consolidation or merger of us with or into another person or any statutory exchange or binding share exchange; or
•any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of us and our subsidiaries;
in each case, as a result of which the shares of our common stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “reorganization event”), then, at the effective time of such reorganization event, each share of mandatory convertible preferred stock outstanding immediately prior to such reorganization event will become, without the consent of the holders of the mandatory convertible preferred stock, convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the relevant conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “exchange property”) in such reorganization event, and, at the effective time of such reorganization event, we will, without the consent of the holders of the mandatory convertible preferred stock, amend the certificate of amendment to provide for such change in the convertibility of the mandatory convertible preferred stock ; provided that if the kind and amount of exchange property receivable upon such reorganization event is not the same for each share of our common stock held immediately prior to such reorganization event, then the exchange property receivable upon such reorganization event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election with respect to the kind and amount of exchange property so receivable (or of all such holders if none makes an election). The conversion rate then in effect will be applied on the applicable conversion date to the amount of such exchange property received per share of our common stock in the reorganization event (a “unit of exchange property”), as determined in accordance with this section. For the purpose of determining and calculating the conversion rate, the value of a unit of exchange property will be determined in good faith by our board of directors or a duly authorized committee thereof, except that if a unit of exchange property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average VWAP for a share of such common stock or a single ADR, as the case may be, for the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day prior to the mandatory conversion date (or for the purpose of determining the stock price in connection with a fundamental change, the value of such common stock or ADRs will be the average VWAP for a share of such common stock or a single ADR, as the case may be, for the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date). For the purpose of paying accumulated and unpaid dividends in units of exchange property as contemplated under “—Method of payment of dividends,” the value of a unit of exchange property (other than cash) will equal 97% of the value determined pursuant to the immediately preceding sentence.
The above provisions of this section similarly apply to successive reorganization events and the “—Conversion rights—Conversion rate adjustments” section applies to any shares of our capital stock (or of any successor) received by the holders of our common stock in any such reorganization event.
The amendment to the certificate of amendment providing that the mandatory convertible preferred stock will be convertible into exchange property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion rights-Conversion rate adjustments” above. We will agree in the certificate of amendment for the mandatory convertible preferred stock not to become a party to any such transaction unless its terms are consistent with the foregoing.
In connection with any adjustment to the conversion rate described above, we will also adjust the initial dividend threshold (as defined under “—Conversion rights—Conversion rate adjustments”) based on the number of shares of common stock comprising the exchange property and (if applicable) the value of any non-stock consideration comprising the exchange property.
We (or any successor of us) will, as soon as reasonably practicable (but in any event within five business days) after the occurrence of any reorganization event, provide written notice to the holders of the mandatory convertible preferred stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of this section or the effectiveness of such transaction.

Liquidation preference
In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of shares of the mandatory convertible preferred stock are entitled to receive out of our assets available for distribution to our stockholders, subject to rights of our creditors, before any payment or distribution is made to holders of junior stock (including our common stock), payment in full of the amount of $1,000 per share of the mandatory convertible preferred stock, plus an amount equal to any accumulated and unpaid dividends, whether or not declared, on such shares to (but not including) the date fixed for liquidation, dissolution or winding-up. If in any such distribution our assets or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of the mandatory convertible preferred stock and any other stock ranking equally with the mandatory convertible preferred stock as to such distribution, the holders of shares of the mandatory convertible preferred stock and such other stock will share ratably in any such distribution in proportion to the full accumulated and unpaid respective distributions to which they are entitled. After payment of the full amount of the liquidation preference, including an amount equal to any accumulated and unpaid dividends, to which they are entitled, the holders of the mandatory convertible preferred stock have no right or claim to any of our remaining assets.
Neither the sale, lease or exchange (for cash, securities or other property) of all or substantially all our assets, nor our merger or consolidation with any other corporation or other entity, will be deemed to be a liquidation, dissolution or winding-up of our company.
The certificate of amendment does not contain any provision requiring funds to be set aside to protect the liquidation preference of the mandatory convertible preferred stock even though it is substantially in excess of the par value thereof.
Voting rights
The holders of shares of the mandatory convertible preferred stock have no voting rights in respect of such shares except as set forth below or as otherwise required by law or our restated certificate of incorporation from time to time. In matters where holders of the mandatory convertible preferred stock are entitled to vote, each share of the mandatory convertible preferred stock is entitled to one vote.
Preferred directors
Whenever, at any time or times, dividends payable on the shares of the mandatory convertible preferred stock have not been paid for an aggregate of six or more dividend periods, whether or not consecutive (an “event of non-payment”), the holders of the mandatory convertible preferred stock have the right, with holders of shares of any one or more other classes or series of outstanding parity stock upon which like voting rights have been conferred and are exercisable at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to elect two directors (together, the “preferred directors” and each, a “preferred director”) at the next annual meeting or special meeting of our stockholders and at each subsequent annual meeting or special meeting of our stockholders until all accumulated and unpaid dividends have been paid in full on the mandatory convertible preferred stock, at which time such right will terminate, except as otherwise expressly provided by law, subject to re-vesting in the event of each and every event of non-payment; provided that it will be a qualification for election for any preferred director that (i) the election of such preferred director will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our equity securities may then be listed or traded, including that we have a majority of independent directors and (ii) such preferred director will not be prohibited or disqualified from serving as a director on our board by any applicable state or federal law, rule or regulation.
Upon any termination of the right set forth in the immediately preceding paragraph, the preferred directors will cease to be qualified as directors, the term of office of all preferred directors then in office will terminate immediately, and the authorized number of directors will be reduced by the number of preferred directors elected as described above.
Any preferred director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only at a meeting of our stockholders at which this is a permitted action by the affirmative vote of the holders of a majority in voting power of the shares of the mandatory convertible preferred stock at the time outstanding voting separately as a class together with the holders of shares of parity stock upon which like voting rights have been conferred and are exercisable at the time (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such holders described above are then exercisable. If the office of any preferred director becomes vacant for any reason other than removal from office as described above, the remaining preferred director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred. In no event may the filling of a vacancy be permitted if such filling of such vacancy would cause us to violate (i) any corporate governance requirements of any securities exchange or other trading facility on which our equity securities may then be listed or traded, including that we have a majority of independent directors or (ii) any applicable state or federal law, rule or regulation.
At any time after the right of the holders of the mandatory convertible preferred stock to elect directors has become vested and is continuing but a meeting of our stockholders to elect such directors has not yet been held, or if a vacancy exists in the office of any such preferred director that has not been filled by the remaining preferred director, our board of directors may, but is not required to, call a special meeting of the holders of the mandatory convertible preferred stock and any one or more classes or series of outstanding parity stock upon which like voting rights have been conferred and are exercisable at the time, for the purpose of electing the directors that such holders are entitled to elect; provided that in the event our board of directors does not call such special meeting, such election will be held at the next annual meeting. At any such meeting held for the purpose of electing such a director (whether at an annual meeting or special meeting), the presence in person or by proxy of the holders of shares representing at least a majority of the voting power of the mandatory convertible preferred stock and any parity stock having similar voting rights will be required to constitute a quorum of the mandatory convertible preferred stock and any parity stock having similar voting rights. The affirmative vote of the holders of the mandatory convertible preferred stock and any parity stock having similar voting rights constituting a majority of the voting power of such shares present at such meeting, in person or by proxy, will be sufficient to elect any such director.
When a supermajority vote is required
In addition to any other vote or consent of stockholders required by law or our restated certificate of incorporation, so long as any shares of mandatory convertible preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding shares of the mandatory convertible preferred stock and all other parity stock having similar voting rights that are exercisable at the time (subject to the last paragraph of this section “—When a supermajority vote is required”), voting as a single class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, or by written consent in lieu of such meeting:
•amend or alter our restated certificate of incorporation or the certificate of amendment to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the mandatory convertible preferred stock with respect to either or both the payment of dividends and/or the distribution of assets on our liquidation, dissolution or winding-up;
•amend, alter or repeal any provision of our restated certificate of incorporation or certificate of amendment (including, unless no vote on such merger or consolidation is required in accordance with the following bullet, any amendment, alteration or repeal by means of a merger, consolidation or otherwise, but excluding any amendment providing that the mandatory convertible preferred stock will be convertible into exchange property as described under “—Recapitalizations, reclassifications and changes of our common stock”) so as to adversely affect the rights, preferences, privileges or voting powers of the mandatory convertible preferred stock; or
•consummate a binding share exchange, a reclassification involving the mandatory convertible preferred stock, or a merger or consolidation of us with another corporation or other entity, unless in each case (x) the mandatory convertible preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) the mandatory convertible preferred stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the mandatory convertible preferred stock immediately prior to such consummation, taken as a whole;
provided, however, that the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock (including the mandatory convertible preferred stock ), ranking equally with and/or junior to the mandatory convertible preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution or winding-up, will not be deemed to adversely affect the rights, preferences or voting powers, and will not require the affirmative vote or consent of, the holders of the shares of the mandatory convertible preferred stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of parity stock (including the mandatory convertible preferred stock for this purpose), then only the one or more series of parity stock adversely affected and entitled to vote, rather than all series of parity stock, will vote as a class.
Without the consent of the holders of the mandatory convertible preferred stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the mandatory convertible preferred stock, and limitations and restrictions thereof, we may amend, alter, supplement, or repeal any terms of the mandatory convertible preferred stock for the following purposes:
•to cure any ambiguity or mistake, or to correct or supplement any provision contained in the certificate of amendment establishing the terms of the mandatory convertible preferred stock that may be defective or inconsistent with any other provision contained in such certificate of amendment;
•to make any provision with respect to matters or questions relating to the mandatory convertible preferred stock that is not inconsistent with the provisions of the certificate of amendment establishing the terms of the mandatory convertible preferred stock ; or
•to waive any of our rights with respect thereto;
provided that any such amendment, alteration, supplement or repeal of any terms of the mandatory convertible preferred stock (x) effected in order to conform the terms thereof to the description of the terms of the mandatory convertible preferred stock set forth under “Description of Mandatory Convertible Preferred Stock” in the preliminary prospectus supplement, dated May 19, 2020, related to the offering of the mandatory convertible preferred stock, as supplemented by the related pricing term sheet, or (y) required pursuant to “—Recapitalizations, reclassifications and changes of our common stock” to provide that the mandatory convertible preferred stock be convertible into exchange property, in each case, will be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the mandatory convertible preferred stock.
Reservation of common stock
We are required to at all times reserve and keep available out of the authorized and unissued shares of common stock, solely for issuance, the full number of shares of common stock issuable upon payment of accumulated and unpaid dividends and upon conversion of the mandatory convertible preferred stock at the maximum conversion rate then in effect.
Anti-Takeover Provisions
Certain provisions in our restated certificate of incorporation and by-laws, as well as certain provisions of New Jersey law, may make more difficult or discourage a takeover of our business.
Certain Provisions of Our Restated Certificate of Incorporation and By-laws
We currently have the following provisions in our restated certificate of incorporation and by-laws which could be considered “anti-takeover” provisions:
•an authorization for the issuance of blank check preferred stock. Our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes;
•providing advanced written notice procedures and limitations with respect to shareholder proposals and the nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors;
•providing a statement that special meetings of our shareholders may only be called by the Chairman of our board of directors, the Chief Executive Officer or our board of directors, or on request in writing of shareholders of record owning 25% or more of the voting power of our outstanding capital stock entitled to vote (limited to shares owned, directly or indirectly, by any shareholder that constitutes such person’s net long position), and providing that a special meeting will not be held if (a) the meeting request is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the earlier of (x) the date of the next annual meeting or (y) 30 days after the first anniversary of the date of the previous annual meeting; (b) an annual or special meeting of shareholders that included an identical or substantially similar item of business (as determined in good faith by the our board of directors) was held not more than 120 days before the special meeting request was received or will be included on the agenda at an annual or special meeting of shareholders to be held within 90 days after the special meeting request is delivered and (c) our board of directors has called or will call for an annual or special meeting of shareholders within 30 days after the request is received and has determined that the business to be conducted at such meeting includes an identical or substantially similar item of business;
•allowing our directors to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors;
•granting our board of directors the authority to amend and repeal our by-laws without a stockholder vote; and
•permitting a majority of our board of directors to fix the number of directors.
These provisions may have the effect of delaying, deferring or preventing a change in control.
Anti-Takeover Effects of the New Jersey Shareholders Protection Act
We are subject to Section 14A-10A of the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation’s board of directors approved the combination prior to the stockholder becoming an interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.
An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.
The term “business combination” is defined broadly to include, among other things:
•the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,
•the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets, or
•the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.
The effect of the statute is to protect non-tendering, post-acquisition minority stockholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The statute generally applies to corporations that are organized under New Jersey law, and have a class of stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act.
Transfer Agent and Registrar
The transfer agent, registrar, conversion and dividend disbursing agent for shares of the mandatory convertible preferred stock and the transfer agent and registrar for shares of our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES OF BECTON, DICKINSON AND COMPANY
General
Each depositary share represents a 1/20th interest in a share of the mandatory convertible preferred stock and was initially evidenced by a global security. Subject to the terms of the deposit agreement, the depositary shares are entitled to all rights and preferences of the mandatory convertible preferred stock, including conversion, dividend, liquidation and voting rights, in proportion to the fraction of a share of the mandatory convertible preferred stock those depositary shares represent.
In this section, references to “holders” of depositary shares mean those who have depositary shares registered in their own names on the books maintained by the bank depositary and not indirect holders who own beneficial interests in depositary shares registered in the street name of, or issued in book-entry form through, DTC prior to mandatory conversion of the mandatory convertible preferred stock.
Conversion
Because each depositary share represents a 1/20th interest in a share of the mandatory convertible preferred stock, a holder of depositary shares may elect to convert depositary shares only in lots of 20 depositary shares, either on an early conversion date at the minimum conversion rate of 0.1736 shares of our common stock per depositary share, subject to adjustment, or during a fundamental change conversion period at the fundamental change conversion rate, as described below.
The following table sets forth the fundamental change conversion rate per depositary share, subject to adjustment based on the effective date of the fundamental change and the stock price in the fundamental change:

Effective Date	$120.00	$140.00	$160.00	$180.00	$200.00	$220.00	$240.00	$250.00	$260.00	$270.00	$288.00	$300.00	$325.00	$350.00	$400.00
June 1, 2021	0.1937	0.1933	0.1916	0.1892	0.1863	0.1834	0.1806	0.1793	0.1782	0.1771	0.1754	0.1745	0.1729	0.1717	0.1705
June 1, 2022	0.2016	0.2017	0.2007	0.1986	0.1953	0.1914	0.1873	0.1853	0.1835	0.1817	0.1791	0.1776	0.1752	0.1737	0.1722
June 1, 2023	0.2083	0.2083	0.2083	0.2083	0.2083	0.2083	0.2083	0.2000	0.1923	0.1852	0.1736	0.1736	0.1736	0.1736	0.1736
The exact stock price and effective dates may not be set forth in the table, in which case:
•if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per depositary share will be determined by straight-line interpolation between the fundamental change conversion rates per depositary share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;
•if the stock price is greater than $400.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per depositary share will be the minimum conversion rate, divided by 20, subject to adjustment; and
•if the stock price is less than $120.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per depositary share will be determined (1) as if the stock price equaled the minimum stock price, and if the effective date is between two dates on the table, using straight-line interpolation, as described herein, and (2), divided by 20, subject to adjustment.
On any conversion date for the mandatory convertible preferred stock, each depositary share corresponding to the shares of mandatory convertible preferred stock so converted will be entitled to receive 1/20th of the number of shares of our common stock and the amount of any cash received by the bank depositary upon conversion of each share of the mandatory convertible preferred stock.
The following table illustrates the conversion rate per depositary share on the mandatory conversion date, subject to adjustment based on the applicable market value of our common stock:

Applicable Market Value of our Common Stock on the Mandatory Conversion Date	Conversion Rate Per Depositary Share
Equal to or greater than the threshold appreciation price.	0.1736 shares.
Less than the threshold appreciation price but greater than the initial price.	Between 0.1736 and 0.2083 shares, determined by dividing $50 by the applicable market value of our common stock.

Less than or equal to the initial price.	0.2083 shares.
After delivery of our common stock by the transfer agent to the bank depositary following conversion of the mandatory convertible preferred stock, the bank depositary will transfer the proportional number of shares of our common stock to the holders of depositary shares by book-entry transfer through DTC or, if the holders’ interests are in certificated depositary receipts, by delivery of common stock certificates for such number of shares of our common stock.
If we are required to withhold on distributions of common stock in respect of dividends in arrears or in respect of the net present value of future dividends to a holder and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.
Fractional shares
No fractional shares of common stock will be issued to holders of our depositary shares upon conversion. In lieu of any fractional shares of common stock otherwise issuable upon conversion (including in connection with a dividend payment), that holder will be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of our common stock on the trading day immediately preceding the applicable conversion date. If more than one depositary share is surrendered for conversion at one time by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof will be computed on the basis of the aggregate number of depositary shares so surrendered.
Dividends and other distributions
Each dividend paid on a depositary share will be in an amount equal to 1/20th of the dividend paid on the related share of the mandatory convertible preferred stock.
The bank depositary will deliver any cash or shares of common stock it receives in respect of dividends on the mandatory convertible preferred stock to the holders of the depositary shares in such amounts as are, as nearly as practicable, in proportion to the number of outstanding depositary shares held by such holders, on the date of receipt or as soon as practicable thereafter.
The dividend payable on each dividend payment date, if declared, is expected to be approximately $0.75 per depositary share (based on the annual dividend rate of 6.00%, each depositary share representing a 1/20th interest in a share of the mandatory convertible preferred stock and a liquidation preference of the mandatory convertible preferred stock of $1,000 per share).
Regular record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding regular record dates for the mandatory convertible preferred stock.
No fractional shares of common stock will be delivered to the holders of our depositary shares in payment or partial payment of a dividend. We will instead pay a cash adjustment (computed to the nearest cent) based on the dividend payment average price with respect to such dividend. The number of shares of common stock issuable in connection with the payment of such dividend amount to a holder of more than one depositary share will be computed on the basis of the aggregate number of depositary shares of such holder.
The amount paid as dividends or otherwise distributable by the bank depositary with respect to the depositary shares or the underlying mandatory convertible preferred stock will be reduced by any amounts required to be withheld by us or the bank depositary on account of taxes or other governmental charges. The bank depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the mandatory convertible preferred stock until such taxes or other governmental charges are paid.

No Redemption
Our depositary shares are not redeemable or subject to any sinking fund or other similar provision. However, at our option, we may purchase or otherwise acquire (including in an exchange transaction) the depositary shares from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.
Voting the Mandatory Convertible Preferred Stock
Because each depositary share represents a 1/20th interest in a share of the mandatory convertible preferred stock, holders of depositary receipts are entitled to 1/20th of a vote per share of mandatory convertible preferred stock under those circumstances in which holders of the mandatory convertible preferred stock are entitled to a vote.
When the bank depositary receives notice of any meeting at which the holders of the mandatory convertible preferred stock are entitled to vote, the bank depositary will send the notice to the record holders of the depositary shares relating to the mandatory convertible preferred stock. Each record holder of depositary shares on the record date (which is the same date as the record date for the mandatory convertible preferred stock ) may instruct the bank depositary as to how to vote the amount of the mandatory convertible preferred stock represented by such holder’s depositary shares in accordance with these instructions. The bank depositary will endeavor, insofar as practicable, to vote the amount of the mandatory convertible preferred stock represented by such depositary shares in accordance with these instructions, and we will take all actions the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the mandatory convertible preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the mandatory convertible preferred stock.
Notwithstanding the foregoing, any depositary shares, or any shares of mandatory convertible preferred stock represented by such depositary shares, that are owned by us, by any of our subsidiaries or by any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with us or any of our subsidiaries will be disregarded and deemed not to be outstanding for the purpose of any vote at any meeting at which the holders of the mandatory convertible preferred stock are entitled to vote.
Modification, amendment and termination
Without the consent of the holders of the depositary shares, we may amend, alter or supplement the deposit agreement or any certificate representing the depositary shares for the following purposes:
•to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;
•to make any provision with respect to matters or questions relating to the depositary shares that is not inconsistent with the provisions of the deposit agreement and that does not adversely affect the rights, preferences, privileges or voting powers of any holder of the depositary shares;
•to make any change reasonably necessary, in our reasonable determination, to comply with the procedures of the bank depositary and that does not adversely affect the rights, preferences, privileges or voting powers of any holder of the depositary shares; or
•to make any other change that does not adversely affect the rights, preferences, privileges or voting powers of any holder of the depositary shares (other than any holder that consents to such change).
In addition, without the consent of the holders of the depositary shares, we may amend, alter, supplement or repeal any terms of the depositary shares to conform the terms of the depositary shares to the description of the depository shares in the prospectus supplement for the depositary shares, as further supplemented and/or amended by the related pricing term sheet.
The deposit agreement may be terminated by us or the bank depositary only if (a) all outstanding depositary shares have been cancelled, upon conversion of the mandatory convertible preferred stock or otherwise, or (b) there has been made a final distribution in respect of the mandatory convertible preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution will have been distributed to the record holders of the depositary receipts pursuant to the deposit agreement.

Charges of bank depositary
We pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also paid the charges of the bank depositary in connection with the initial deposit of the mandatory convertible preferred stock. Holders of depositary receipts are required to pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of mandatory convertible preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Withdrawal rights
A holder of 20 depositary shares may withdraw the share of mandatory convertible preferred stock corresponding to such depositary shares, and any cash or other property represented by such depositary shares. A holder who withdraws shares of mandatory convertible preferred stock (and any such cash or other property) is not required to pay any taxes or duties relating to the issuance or delivery of such shares of mandatory convertible preferred stock (and any such cash or other property), except that such holder is required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of such shares of mandatory convertible preferred stock (and any such cash or other property) in a name other than the name of such holder. Holders of shares of the mandatory convertible preferred stock do not have the right under the deposit agreement to deposit such shares with the bank depositary in exchange for depositary shares.
Listing
The depositary shares are listed on the NYSE under the symbol “BDXB.”
Form and notice
The mandatory convertible preferred stock was issued in registered form to the bank depositary, and the depositary shares were issued in book-entry only form through DTC prior to the conversion of the mandatory convertible preferred stock. The bank depositary will forward to the holders of depositary shares all reports, notices and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the mandatory convertible preferred stock.

DESCRIPTION OF DEBT SECURITIES OF BECTON, DICKINSON AND COMPANY

Reference should be made to the indenture, dated as of March 1, 1997, between BD and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), which we refer to as the BD indenture. The following description is a summary of selected portions of the BD indenture. It does not restate the BD indenture, and the BD indenture, not this description, define the rights of a holder of the BD notes.
Terms of the BD Notes
The registered holder of a BD note is treated as its owner for all purposes. Only registered holders of BD notes have rights under the BD indenture governing the BD notes. The BD indenture and the BD notes are governed by the laws of the State of New York.
1.000% 2022 Notes:
The specific terms of the 1.000% 2022 notes are as follows:
•Title of the notes: 1.000% Notes due 2022
•Total principal amount issued: €500,000,000
•Maturity date: December 15, 2022
•Interest rate: 1.000% per annum
•Currency of Payment: Euro

•Form and Denomination: Fully registered form, minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof
•Date interest started accruing: December 9, 2016
•Interest payment date: December 15
•Regular record date for interest: The business day preceding the interest payment date
•Listing: The 1.000% 2022 notes are listed on the NYSE under the symbol “BDX22A”
0.000% 2023 Notes:
The specific terms of the 0.000% 2023 notes are as follows:
•Title of the notes: 0.000% Notes due 2023
•Total principal amount issued: €400,000,000
•Maturity date: August 13, 2023
•Interest rate: 0.000% per annum
•Currency of Payment: Euro
•Form and Denomination: Fully registered form, minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof
•Date interest started accruing: August 13, 2021
•Interest payment date: August 13
•First interest payment date: August 13, 2022
•Regular record dates for interest: The business day preceding the interest payment date
•Listing: The 0.000% 2023 notes are listed on the NYSE under the symbol “BDX23B”
1.401% 2023 Notes:
The specific terms of the 1.401% 2023 notes are as follows:
•Title of the notes: 1.401% Notes due 2023
•Total principal amount issued: €300,000,000 million
•Maturity date: May 24, 2023
•Interest rate: 1.401% per annum
•Currency of Payment: Euro
•Form and Denomination: Fully registered form, minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof
•Date interest started accruing: May 24, 2018
•Interest payment date: May 24
•Regular record date for interest: The business day preceding the interest payment date
•Listing: The 1.401% 2023 notes are listed on the NYSE under the symbol “BDX23A”

0.034% 2025 Notes:
The specific terms of the 0.034% 2025 notes are as follows:
•Title of the notes: 0.034% Notes due 2025
•Total principal amount issued: €500,000,000
•Maturity date: August 13, 2025
•Interest rate: 0.034% per annum
•Currency of Payment: Euro
•Form and Denomination: Fully registered form, minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof
•Date interest started accruing: August 13, 2021
•Interest payment date: August 13
•First interest payment date: August 13, 2022
•Regular record dates for interest: The business day preceding the interest payment date
•Listing: The 0.034% 2025 notes are listed on the NYSE under the symbol “BDX25A”
3.020% 2025 Notes:
The specific terms of the 3.020% 2025 notes are as follows:
•Title of the notes: 3.020% Notes due 2025
•Total principal amount issued: £250,000,000 million
•Maturity date: May 24, 2025
•Interest rate: 3.020% per annum
•Currency of Payment: GBP
•Form and Denomination: Fully registered form, minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof
•Date interest started accruing: May 24, 2018
•Interest payment dates: May 24 and November 24
•Regular record dates for interest: The business day preceding the applicable interest payment date
•Listing: The 3.020% 2025 notes are listed on the NYSE under the symbol “BDX25”
1.900% 2026 Notes:
The specific terms of the 1.900% 2026 notes are as follows:
•Title of the notes: 1.900% Notes due 2026
•Total principal amount issued: €500,000,000
•Maturity date: December 15, 2026
•Interest rate: 1.900% per annum

•Currency of Payment: Euro
•Form and Denomination: Fully registered form, minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof
•Date interest started accruing: December 9, 2016
•Interest payment date: December 15
•Regular record date for interest: The business day preceding the interest payment date
•Listing: The 1.900% 2026 notes are listed on the NYSE under the symbol “BDX26”
An event of default for a particular series of BD notes under the BD indenture does not necessarily constitute an event of default for any other series of BD notes or for any other series of debt securities under the BD indenture.
Additional BD Notes
We may, without notice to or consent of the holders or beneficial owners of any series of the BD notes, issue additional BD notes of such series having the same ranking, interest rate, maturity and/or other terms as the applicable series of BD notes. Any such additional BD notes issued should be considered under the BD indenture fungible with and part of the same series of BD notes under the BD indenture as the applicable series of BD notes. In the event any additional BD notes are not fungible with the BD notes of the applicable series for U.S. federal income tax purposes, such nonfungible additional BD notes will be issued with a separate CUSIP number so that they are distinguishable from the applicable series of BD notes.
Issuance in Euro
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the 1.000% 2022 notes, the 0.000% 2023 notes, the 1.401% 2023 notes, the 0.034% 2025 notes and the 1.900% 2026 notes (collectively, the “Euro BD notes”) will be made in U.S. dollars until the euro is again available to us or so used.
The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as determined by us in our sole discretion. Any payment in respect of any series of Euro BD notes so made in U.S. dollars will not constitute an event of default under the applicable Euro BD notes or the BD indenture. Neither the trustee nor the paying agent have any responsibility for any calculation or conversion in connection with the foregoing.
Issuance in GBP
If GBP is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or GBP is no longer used by the United Kingdom as currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the 3.020% 2025 notes will be made in U.S. dollars until GBP is again available to us or so used.
The amount payable on any date in GBP will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent GBP/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as determined by us in our sole discretion. Any payment in respect of the 3.020% 2025 notes so made in U.S. dollars will not constitute an event of default under the 3.020% 2025 notes or the BD indenture. Neither the trustee nor the paying agent have any responsibility for any calculation or conversion in connection with the foregoing.

Interest on the BD Notes
We make interest payments to the person in whose name each series of BD notes are registered on the business day preceding the interest payment date of each year. The rights of holders of beneficial interests of the BD notes to receive the payments of interest on such BD notes are subject to the applicable procedures of Clearstream and Euroclear.
If any interest payment date is not a business day, payment of interest is made on the next day that is a business day and no interest accrues as a result of such delayed payment on amounts payable from and after such interest payment date to the next succeeding business day. For the purposes of the BD notes, “business day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York or London and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates. Interest on each series of the BD notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on such series of the BD notes (or from the original issuance date of the applicable series of BD notes, if no interest has been paid on such series of BD notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Optional Redemption
We may, at our option, redeem each series of the BD notes, in whole or in part, (i) at any time prior to November 15, 2022 (one month prior to the maturity date) with respect to the 1.000% 2022 notes, (ii) at any time with respect to the 0.000% 2023 notes, (iii) at any time prior to April 24, 2023 (one month prior to the maturity date) with respect to the 1.401% 2023 notes, (iv) at any time prior to July 13, 2025 (one month prior to the maturity date) with respect to the 0.034% 2025 notes, (v) at any time prior to February 24, 2025 (three months prior to the maturity date) with respect to the 3.020% 2025 notes and (vi) at any time prior September 15, 2026 (three months prior to the maturity date) with respect to the 1.900% 2026 notes. The redemption price, as determined by us, will be equal to the greater of:
•100% of the principal amount of the applicable series of BD notes to be redeemed; and
•the sum of the present values of the remaining scheduled payments on the applicable series of BD notes being redeemed, discounting such payments to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable comparable government bond rate, plus (i) 20 basis points in the case of the 1.000% 2022 notes, (ii) 10 basis points in the case of the 0.000% 2023 notes, (iii) 25 basis points in the case of the 1.401% 2023 notes, (iv) 15 basis points in the case of the 0.034% 2025 notes, (v) 25 basis points in the case of the 3.020% 2025 notes and (vi) 25 basis points in the case of the 1.900% 2026 notes, in each case, plus accrued and unpaid interest to, but excluding, the date of redemption on the principal balance of the applicable series of BD notes being redeemed. The trustee has no responsibility for calculating the redemption price.
At any time on or after (i) November 15, 2022 (one month prior to the maturity date) with respect to the 1.000% 2022 notes, (ii) April 24, 2023 (one month prior to the maturity date) with respect to the 1.401% 2023 notes, (iii) July 13, 2025 (one month prior to the maturity date) with respect to the 0.034% 2025 notes, (iv) February 24, 2025 (three months prior to the maturity date) with respect to the 3.020% 2025 notes and (v) September 15, 2026 (three months prior to the maturity date) with respect to the 1.900% 2026 notes, we may redeem such series of BD notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the applicable series of BD notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the principal balance of the applicable series of BD notes being redeemed.
The term “comparable government bond rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the comparable government bond (as defined below) on the basis of the middle market price of the comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.
The term “comparable government bond” means, in relation to any comparable government bond rate calculation, at the discretion of an independent investment bank selected by us, (i) with respect to the applicable series of Euro BD notes, a German federal government bond whose maturity is closest to the maturity of the applicable series of Euro BD notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by us, determine to be appropriate for determining the comparable government bond rate and (ii) with respect to the 3.020% 2025 notes, a United Kingdom government bond whose maturity is closest to the maturity of the 3.020% 2025 notes, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other United Kingdom government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.
The term “remaining scheduled payments,” means, with respect to any series of BD notes, the remaining scheduled payments of the principal and interest on the applicable series of BD notes called for redemption that would be due after the related redemption date but for such redemption up to August 13, 2023 with respect to the 0.000% 2023 notes and July 13, 2025 with respect to the 0.034% 2025 notes; provided, however, that, if such redemption date is not an interest payment date with respect to such BD notes, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
Notice of any redemption will be mailed or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream to (i) the holders of the 0.000% 2023 notes and the 0.034% 2025 notes not less than 10 days and not more than 30 days before the redemption date of the 0.000% 2023 notes and the 0.034% 2025 notes, as applicable, being redeemed and (ii) the holders of the 1.900% 2026 notes, the 1.000% 2022 notes, the 1.401% 2023 notes, the 3.020% 2025 notes and the 1.900% 2026 notes not less than 30 days and not more than 60 days before the redemption date of the 1.900% 2026 notes, the 1.000% 2022 notes, the 1.401% 2023 notes, the 3.020% 2025 notes and the 1.900% 2026 notes, as applicable, being redeemed. Unless we default on payment of the redemption price, on and after the redemption date, the applicable series of BD notes or any portion of such BD notes called for redemption will stop accruing interest. On or before any redemption date, we will deposit with the paying agent or the trustee money sufficient to pay the accrued interest on the applicable series of BD notes to be redeemed and their redemption price. A partial redemption of any series of BD notes may be effected pursuant to applicable procedures of the depository or the paying agent, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such BD notes or any integral multiple of (i) with respect to the Euro BD notes, €1,000 in excess thereof and (ii) with respect to the 3.020% 2025 notes, £1,000 in excess thereof) of the principal amount of such BD notes of a denomination larger than the minimum authorized denomination for such BD notes.
Offer to Repurchase Upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event with respect to any series of BD notes, unless we have exercised our right to redeem the applicable series of BD notes as described under “—Optional Redemption” above or “—Redemption for Tax Reasons,” each holder of outstanding BD notes of the applicable series will have the right to require us to purchase all or a portion of that holder’s BD notes (in integral multiples of (i) €1,000 in excess thereof, with respect to the Euro BD notes and (ii) £1,000 in excess thereof, with respect to the 3.020% 2025 notes) pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of such BD notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event has occurred with respect to any series of BD notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send in accordance with the applicable procedures of Euroclear or Clearstream, a notice to each holder of BD notes of the applicable series, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
Holders of a series of BD notes electing to have their BD notes purchased pursuant to a Change of Control Offer will be required to surrender their BD notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the BD note completed, to the paying agent at the address specified in the notice, or transfer their BD notes to the trustee by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date. The Change of Control Offer may be accepted for less than the entire principal amount of a particular BD note, but in that event the principal amount of such BD note remaining outstanding after repurchase must be equal to (i) €100,000 or an integral multiple of €1,000 in excess thereof, with respect to the Euro BD notes and (ii) £100,000 or an integral multiple of £1,000 in excess thereof, with respect to the 3.020% 2025 notes.

We are not required to make a Change of Control Offer with respect to a series of BD notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and that third party purchases all BD notes of the applicable series properly tendered and not withdrawn under its offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions herein, we are required to comply with the applicable securities laws and regulations and are not deemed to have breached our obligations under the provisions herein by virtue of such conflicts.
For purposes of this section, the following terms have the meanings set forth below:
“Change of Control” means the occurrence of any one of the following:
•the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of BD and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13 (d)(3) of the Exchange Act)) other than to BD or one of its subsidiaries;
•(i) with respect to the 0.000% 2023 notes and 0.034% 2025 notes, the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person”(as that term is used in Section 13(d)(3) of the Exchange Act)), other than us or one of our subsidiaries, becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of BD or other Voting Stock into which BD’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares and (ii) with respect to the 1.000% 2022 notes, the 1.401% 2023 notes, the 3.020% 2025 notes and 1.900% 2026 notes, the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person”(as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of BD, measured by voting power rather than number of shares;
•BD consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, BD, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of BD or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of BD outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to the transaction; or
•the adoption of a plan relating to the liquidation or dissolution of BD.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) BD becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) (x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of BD’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no Person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means a series of BD notes are rated below Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by BD of any Change of Control (or pending Change of Control) and ending 60 days following consummation of that Change of Control (which Trigger Period will be extended following consummation of a Change of Control (i) with respect to the 0.000% 2023 notes, the 1.401% 2023 notes, the 0.034% 2025 notes and the 3.020% 2025 notes, for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade and the downgrade would result in a Change of Control Triggering Event and (ii) with respect to the 1.000% 2022 notes and the 1.900% 2026 notes, for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade). Unless at least two of the Rating Agencies are providing a rating for a series of BD notes at the commencement of any Trigger Period, the BD notes of such series will be deemed to be rated below Investment Grade by the Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with (i) any particular Change of Control unless and until such Change of Control has actually been consummated or (ii) any reduction in rating if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform (i) with respect the 0.000% 2023 notes and the 0.034% 2025 notes, us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control has occurred at the time of the reduction in rating) and (ii) with respect to the 1.000% 2022 notes, the 1.401% 2023 notes, the 3.020% 2025 notes and the 1.900% 2026 notes, the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control has occurred at the time of the reduction in rating).
“Fitch” means Fitch Ratings, Inc. and its successors.
“Investment Grade” means (i) with respect to the 0.000% 2023 notes, the 1.401% 2023 notes, the 0.034% 2025 notes and the 3.020% 2025 notes, a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by BD in accordance with the applicable definition of “Rating Agency” and (ii) with respect to the 1.000% 2022 notes and the 1.900% 2026 notes, a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by BD in accordance with the applicable definition of “Rating Agency.”
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Rating Agency” means each of (i) Fitch, Moody’s and S&P with respect to the 0.000% 2023 notes, the 1.401% 2023 notes, the 0.034% 2025 notes and the 3.020% 2025 notes; provided, that if any of Fitch, Moody’s or S&P ceases to provide rating services to issuers or investors or fails to make a rating of the 0.000% 2023 notes, the 1.401% 2023 notes, the 0.034% 2025 notes or the 3.020% 2025 notes, as applicable, publicly available for reasons outside of BD’s control, BD may appoint a replacement for that Rating Agency and (ii) Moody’s and S&P with the respect to the 1.000% 2022 notes and the 1.900% 2026 notes; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors or fails to make a rating of the 1.000% 2022 notes or the 1.900% 2026 notes, as applicable, publicly available for reasons outside of BD’s control, BD may appoint a replacement for that Rating Agency.
“S&P” means S&P Global Ratings and its successors.
“Voting Stock” of any specified Person as of any date means the capital stock of that Person that is at the time entitled to vote generally in the election of the board of directors of that Person.
Payment of Additional Amounts
We pay, subject to the exceptions and limitations set forth below, as additional interest on each series of BD notes such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal of and interest on each of the BD notes to a holder who is not a United States person (as defined below), after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, is not be less than the amount provided in the BD notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts does not apply:
•to any tax, assessment or other governmental charge that would not have been imposed but for the holder (or the beneficial owner for whose benefit such holder holds such BD note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:
•being or having been present in, or engaged in a trade or business in, the United States, or having or having had a permanent establishment in the United States;
•having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such BD notes, the receipt of any payment in respect of such BD notes or the enforcement of any rights under the BD indenture), including being or having been a citizen of the United States or treated as being or having been a resident thereof;

•being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;
•being or having been a “10-percent shareholder”, as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, of us; or
•being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;
•to any holder that is not the sole beneficial owner of such BD notes, or a portion of such BD notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
•to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such BD notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
•to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;
•to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
•to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any BD note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
•to any tax assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to sections 1471 through 1474 of the Code (or any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with), any Treasury Regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;
•to any tax assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
•to any tax, assessment or other governmental charge that is imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of section 871(h) or section 881(c) of the Code;
•to any tax imposed pursuant to section 871(h)(6) or section 881(c)(6) of the Code (or any amended or successor provisions); or
•in the case of any combination of the above bulleted items under this heading “—Payment of Additional Amounts.”
Except as specifically provided under this heading “—Payment of Additional Amounts,” we are not required to pay additional amounts in respect of any tax, assessment or other governmental charge.
As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for United States federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws of the United States, or the official interpretation thereof, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under the heading “—Payment of Additional Amounts” with respect to any series of BD notes, then we may at any time at our option redeem, in whole, but not in part, the BD notes of such series on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the BD notes to be redeemed to, but excluding, the date fixed for redemption.
Priority
The BD notes are our senior unsecured obligations, rank equally in right of payment with all of our other senior unsecured indebtedness and are effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness).
The BD notes are also structurally subordinated to all obligations of our subsidiaries with respect to the assets of such subsidiaries, other than any subsidiaries that may guarantee the BD notes in the future.
Clearance Systems
The BD notes have the following codes:
1.000% 2022 Notes:
•ISIN: XS1531345376
•Common Code: 153134537
•CUSIP Number: 075887 BN8
0.000% 2023 Notes:
•ISIN: XS2375836470
•Common Code: 237583647
•CUSIP Number: 075887 CM9
1.401% 2023 Notes:
•ISIN: XS1822506272
•Common Code: 182250627
•CUSIP Number: 075887 CH0
0.034% 2025 Notes:
•ISIN: XS2375836553
•Common Code: 237583655
•CUSIP Number: 075887 CN7

3.020% 2025 Notes:
•ISIN: XS1822506439
•Common Code: 182250643
•CUSIP Number: 075887 CG2
1.900% 2026 Notes:
•ISIN: XS1531347661
•Common Code: 153134766
•CUSIP Number: 075887 BP3

DESCRIPTION OF DEBT SECURITIES OF BECTON DICKINSON EURO FINANCE S.À R.L.

Reference should be made to the indenture, dated as of May 17, 2019, between Becton Finance, as issuer, BD, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the “Becton Finance indenture.” The following description is a summary of selected portions of the Becton Finance indenture. It does not restate the Becton Finance indenture, and the Becton Finance indenture, not this description, define the rights of a holder of the Becton Finance notes.
Terms of the Becton Finance Notes
The registered holder of a Becton Finance note is treated as its owner for all purposes. Only registered holders of Becton Finance notes have rights under the Becton Finance indenture governing the Becton Finance notes. The Becton Finance indenture, the Becton Finance notes and the guarantees thereof are governed by the laws of the State of New York. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.
0.632% 2023 Notes:
The specific terms of the 0.632% 2023 notes are as follows:
•Title of the notes: 0.632% Notes due 2023
•Guarantor of the notes: Becton, Dickinson and Company
•Total principal amount issued: €800 million
•Maturity date: June 4, 2023
•Interest rate: 0.632% per annum
•Currency of Payment: Euro
•Date interest started accruing: June 4, 2019
•Interest payment date: June 4
•Regular record date for interest: The business day preceding the interest payment date
•Listing: The 0.632% 2023 notes are listed on the NYSE under the symbol “BDX/23A”
1.208% 2026 Notes:
The specific terms of the 1.208% 2026 notes are as follows:
•Title of the notes: 1.208% Notes due 2026

•Guarantor of the notes: Becton, Dickinson and Company
•Total principal amount issued: €600 million
•Maturity date: June 4, 2026
•Interest rate: 1.208% per annum
•Currency of Payment: Euro
•Date interest started accruing: June 4, 2019
•Interest payment date: June 4
•Regular record date for interest: The business day preceding the interest payment date
•Listing: The 1.208% 2026 notes are listed on the NYSE under the symbol “BDX/26/A”
1.213% 2036 Notes:
The specific terms of the 1.213% 2036 notes are as follows:
•Title of the notes: 1.213% notes due 2036
•Guarantor of the notes: Becton, Dickinson and Company
•Total principal amount issued: €600 million
•Maturity date: February 12, 2036
•Interest rate: 1.213% per annum
•Currency of Payment: Euro
•Form and Denomination: Fully registered form, minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof
•Date interest started accruing: February 12, 2021
•Interest payment date: February 12
•First interest payment date: February 12, 2022
•Regular record date for interest: The business day preceding the interest payment date
•Listing: The 1.213% 2036 notes are listed on the NYSE under the symbol “BDX/36”
An event of default for a particular series of Becton Finance notes under the Becton Finance indenture does not necessarily constitute an event of default for other series of Becton Finance notes or for any other series of debt securities under the Becton Finance indenture.
Additional Becton Finance Notes
We may, without notice to or consent of the holders or beneficial owners of any series of the Becton Finance notes of such series, issue additional Becton Finance notes of the applicable series having the same ranking, interest rate, maturity and/or other terms as the applicable series of Becton Finance notes. Any such additional Becton Finance notes issued should be considered under the Becton Finance indenture fungible with and part of the same series of Becton Finance notes under the Becton Finance indenture as the applicable series of Becton Finance notes. In the event any additional Becton Finance notes are not fungible with the Becton Finance notes of the applicable series for U.S. federal income tax purposes, such nonfungible additional Becton Finance notes will be issued with a separate CUSIP number so that they are distinguishable from the applicable series of Becton Finance notes.

Guarantees
BD fully and unconditionally guarantees (1) the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of Becton Finance under the Becton Finance indenture (including obligations to the trustee) and the Becton Finance notes, whether for payment of principal of, or interest on or premium, if any, on, the Becton Finance notes and all other monetary obligations of Becton Finance under the Becton Finance indenture and the Becton Finance notes and (2) the full and punctual performance within applicable grace periods of all other obligations of Becton Finance whether for fees, expenses, indemnification or otherwise under the Becton Finance indenture and the Becton Finance notes. Any obligation of BD to make a payment may be satisfied by causing Becton Finance to make such payment. The guarantees are a senior unsecured obligation of BD and are pari passu with all of its other senior unsecured obligations.
Issuance in Euro
If the euro is unavailable to us or, in the case of the guarantees, BD, due to the imposition of exchange controls or other circumstances beyond our or BD’s control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Becton Finance notes or the guarantees will be made in U.S. dollars until the euro is again available to us or, in the case of the guarantees, BD, or so used.
The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as determined by us in our sole discretion. Any payment in respect of any series of Becton Finance notes so made in U.S. dollars will not constitute an event of default under the applicable Becton Finance notes or the Becton Finance indenture. Neither the trustee nor the paying agent have any responsibility for any calculation or conversion in connection with the foregoing.
Interest on the Becton Finance Notes
We or, in the case of the guarantees, BD, make interest payments to the person in whose name each series of Becton Finance notes are registered on the business day preceding the interest payment date of each year. The rights of holders of beneficial interests of the Becton Finance notes to receive the payments of interest on such Becton Finance notes are subject to the applicable procedures of Clearstream and Euroclear.
If any interest payment date is not a business day, payment of interest is made on the next day that is a business day and no interest accrues as a result of such delayed payment on amounts payable from and after such interest payment date to the next succeeding business day. For the purposes of the Becton Finance notes, “business day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York or London and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates. Interest on each series of the Becton Finance notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on such series of Becton Finance notes (or from the original issuance date of the applicable series of Becton Finance notes, if no interest has been paid on such series of Becton Finance notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Optional Redemption
We may, at our option, redeem each series of Becton Finance notes, in whole or in part, at any time prior to (i) May 4, 2023 (one month prior to the maturity date) with respect to the 0.632% 2023 notes, (ii) March 4, 2026 (three months prior to the maturity date) with respect to the 1.208% 2026 notes and (iii) November 12, 2035 with respect to the 1.213% 2036 notes. The redemption price, as determined by us, will be equal to the greater of:
•100% of the principal amount of the applicable series of Becton Finance notes to be redeemed; and
•the sum of the present values of the remaining scheduled payments on the applicable series of Becton Finance notes being redeemed, discounting such payments to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable comparable government bond rate, plus (i) 20 basis points in the case of the 0.632% 2023 notes, (ii) 25 basis points in the case of the 1.208% 2026 notes and (iii) 25 basis points in the case of the 1.213% 2036 notes, in each case, plus accrued and unpaid interest to, but excluding the date of redemption on the principal balance of the applicable series of Becton Finance notes being redeemed. The trustee has no responsibility for calculating the redemption price.
At any time on or after (i) May 4, 2023 (one month prior to the maturity date) with respect to the 0.632% 2023 notes, (ii) March 4, 2026 (three months prior to the maturity date) with respect to the 1.208% 2026 notes and (iii) November 12, 2035 with respect to the 1.213% 2036 notes, we may redeem such series of Becton Finance notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the applicable series of Becton Finance notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the principal balance of the applicable series of Becton Finance notes being redeemed.
The term “comparable government bond rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the comparable government bond (as defined below) on the basis of the middle market price of the comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.
The term “comparable government bond” means, in relation to any comparable government bond rate calculation, at the discretion of an independent investment bank selected by us, a German federal government bond whose maturity is closest to the maturity of the applicable series of Becton Finance notes to be redeemed (assuming with respect to the 1.213% 2036 notes, that such 1.213% 2036 notes to be redeemed matured on November 12, 2035), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.
The term “remaining scheduled payments,” means, with respect to any series of Becton Finance notes, the remaining scheduled payments of the principal and interest on the applicable series of Becton Finance notes called for redemption that would be due after the related redemption date but for such redemption up to (i) May 4, 2023 (one month prior to the maturity date) with respect to the 0.632% 2023 notes, (ii) March 4, 2026 (three months prior to the maturity date) with respect to the 1.208% 2026 notes and (iii) November 12, 2035 with respect to the 1.213% 2036 notes; provided, however, that, if such redemption date is not an interest payment date with respect to such Becton Finance notes, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
Notice of any redemption will be mailed or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream to (i) the holders of the 1.213% 2036 notes not less than 10 days and not more than 30 days before the redemption date of the 1.213% 2036 notes being redeemed and (ii) the holders of the 0.632% 2023 notes and the 1.208% 2026 notes not less than 30 days and not more than 60 days before the redemption date of the 0.632% 2023 notes and the 1.208% 2026 notes, as applicable, being redeemed. Unless we default on payment of the redemption price, on and after the redemption date, the applicable series of Becton Finance notes or any portion of such Becton Finance notes called for redemption will stop accruing interest. On or before any redemption date, we will deposit with the paying agent or the trustee money sufficient to pay the accrued interest on the Becton Finance notes to be redeemed and their redemption price. A partial redemption of any series of Becton Finance notes may be effected pursuant to applicable depositary procedures or by such method as the paying agent deems fair and appropriate in accordance with the applicable procedures of Clearstream and Euroclear and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such Becton Finance notes or any integral multiple of €1,000 in excess thereof) of the principal amount of such Becton Finance notes of a denomination larger than the minimum authorized denomination for such Becton Finance notes.
Offer to Repurchase Upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event with respect to any series of Becton Finance notes, unless we have exercised our right to redeem the applicable series of Becton Finance notes as described under “—Optional Redemption” above or “—Redemption for Tax Reasons,” each holder of outstanding Becton Finance notes of the applicable series will have the right to require us to purchase all or a portion of that holder’s Becton Finance notes (in integral multiples of €1,000) pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of such Becton Finance notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event has occurred with respect to any series of Becton Finance notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send in accordance with the applicable procedures of Euroclear or Clearstream, a notice to each holder of Becton Finance notes of the applicable series, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
Holders of a series of Becton Finance notes electing to have their Becton Finance notes purchased pursuant to a Change of Control Offer will be required to surrender their Becton Finance notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Becton Finance note completed, to the paying agent at the address specified in the notice, or transfer their Becton Finance notes to the trustee by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date. The Change of Control Offer may be accepted for less than the entire principal amount of a particular Becton Finance note, but in that event the principal amount of such Becton Finance note remaining outstanding after repurchase must be equal to €100,000 or an integral multiple of €1,000 in excess thereof.
We are not required to make a Change of Control Offer with respect to a series of Becton Finance notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and that third party purchases all Becton Finance notes of the applicable series properly tendered and not withdrawn under its offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions herein, we are required to comply with the applicable securities laws and regulations and are not deemed to have breached our obligations under the provisions herein by virtue of such conflicts.
For purposes of this section, the following terms have the meanings set forth below:
“Change of Control” means the occurrence of any one of the following:
•the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of BD and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to BD or one of its subsidiaries;
•the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person”(as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of BD, measured by voting power rather than number of shares;
•BD consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, BD, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of BD or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of BD outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to the transaction; or
•the adoption of a plan relating to the liquidation or dissolution of BD.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) BD becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) (x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of BD’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no Person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means a series of Becton Finance notes are rated below Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by BD of any Change of Control (or pending Change of Control) and ending 60 days following consummation of that Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade and the downgrade would result in a Change of Control Triggering Event). Unless at least two of the Rating Agencies are providing a rating for a series of Becton Finance notes at the commencement of any Trigger Period, the Becton Finance notes of such series will be deemed to be rated below Investment Grade by the Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with (i) any particular Change of Control unless and until such Change of Control has actually been consummated or (ii) any reduction in rating if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control has occurred at the time of the reduction in rating).
“Fitch” means Fitch Ratings, Inc. and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by BD in accordance with the definition of “Rating Agency.”
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Rating Agency” means each of Fitch, Moody’s and S&P; provided, that if any of Fitch, Moody’s or S&P ceases to provide rating services to issuers or investors or fails to make a rating of a series of Becton Finance notes publicly available for reasons outside of our or BD’s control, we may appoint a replacement for that Rating Agency.
“S&P” means S&P Global Ratings and its successors.
“Voting Stock” of any specified Person as of any date means the capital stock of that Person that is at the time entitled to vote generally in the election of the board of directors of that Person.
Payment of Additional Amounts
We or, in the case of the guarantee, BD, pay, subject to the exceptions and limitations set forth below, as additional interest on each series of Becton Finance notes such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal of and interest on each of the Becton Finance notes to a holder, after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge imposed by Luxembourg, the United States or any other jurisdiction in which Becton Finance or BD or, in each case, any successor thereof (including a continuing Person formed by a consolidation with Becton Finance or BD, into which Becton Finance or BD is merged, or that acquires or leases all or substantially all of the property and assets of Becton Finance or BD) may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), is not less than the amount provided in the Becton Finance notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts does not apply:
•to any tax, assessment or other governmental charge that would not have been imposed but for the holder (or the beneficial owner for whose benefit such holder holds such Becton Finance note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:
•being or having been present in, or engaged in a trade or business in, the relevant Taxing Jurisdiction, or having or having had a permanent establishment in such Taxing Jurisdiction;
•having a current or former connection with the relevant Taxing Jurisdiction (other than a connection arising solely as a result of the ownership of such Becton Finance notes, the receipt of any payment in respect of such Becton Finance notes or the enforcement of any rights under the Becton Finance indenture), including being or having been a citizen of such Taxing Jurisdiction or treated as being or having been a resident thereof;

•being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;
•being or having been a “10-percent shareholder”, as defined in section 871(h)(3) of the Code, or any successor provision, of us or BD; or
•being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;
•to any holder that is not the sole beneficial owner of such Becton Finance notes, or a portion of such Becton Finance notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
•to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of the holder or beneficial owner of such Becton Finance notes, if compliance is required by statute, by regulation of the relevant Taxing Jurisdiction or any taxing authority therein or by an applicable income tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to exemption from such tax, assessment or other governmental charge;
•to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;
•to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
•to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Becton Finance note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
•to any tax assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to sections 1471 through 1474 of the Code (or any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with), any Treasury Regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;
•any tax assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
•any tax, assessment or other governmental charge that is imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of section 871(h) or section 881(c) of the Code;
•any tax imposed pursuant to section 871(h)(6) or section 881(c)(6) of the Code (or any amended or successor provisions); or
•in the case of any combination of the above bulleted items under this heading “—Payment of Additional Amounts.”
Except as specifically provided under this heading “—Payment of Additional Amounts,” we or BD are not required to pay additional amounts in respect of any tax, assessment or other governmental charge.
As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United

States for United States federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for United States federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.
Redemption for Tax Reasons
If, as a result of a change in law, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under the heading “—Payment of Additional Amounts” with respect to any series of Becton Finance notes, then we may at any time at our option redeem, in whole, but not in part, the Becton Finance notes of such series on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the Becton Finance notes to be redeemed to, but excluding, the date fixed for redemption. For this purpose, “change in law” means any change in, or amendment to, the laws of a Taxing Jurisdiction, or an official interpretation thereof that is announced or becomes effective on or after (i) with respect to the United States and Luxembourg as the initial applicable Taxing Jurisdictions, the date of the initial issuance of the applicable series of Becton Finance notes or (ii) with respect to any other Taxing Jurisdiction, the date on which such jurisdiction becomes a Taxing Jurisdiction for Becton Finance or BD, as applicable.
Clearance Systems
The Becton Finance notes have the following codes:
0.632% 2023 Notes:
•ISIN: XS2002532567
•Common Code: 200253256
•CUSIP Number: 07589L AB3
•Financial Short Name: BECTON DICKINSO/.632EUR NT 20230604, or as updated on the website of the Association of National Numbering Agencies (ANNA) or alternatively sourced from the responsible National Numbering Agency that assigned the ISIN
•Classification of Financial Instruments Code: DYFXXR, or as updated on the website of the Association of National Numbering Agencies (ANNA) or alternatively sourced from the responsible National Numbering Agency that assigned the ISIN
1.208% 2026 Notes:
•ISIN: XS2002532724
•Common Code: 200253272
•CUSIP Number: 07589L AC1
•Financial Short Name: BECTON DICKINSO/1.208EUR NT 2026060, or as updated on the website of the Association of National Numbering Agencies (ANNA) or alternatively sourced from the responsible National Numbering Agency that assigned the ISIN
•Classification of Financial Instruments Code: DYFXXR, or as updated on the website of the Association of National Numbering Agencies (ANNA) or alternatively sourced from the responsible National Numbering Agency that assigned the ISIN
1.213% 2036 Notes:
•ISIN: XS2298459426

•Common Code: 229845942
•CUSIP Number: 07589L AD9
•Financial Short Name: BECTON DICKINSO/ASST BKD 22001231
•Classification of Financial Instruments Code: DAFNFR